Exhibit 99.1

DPW Holdings, Inc. Announces Results of Adjourned Annual Meeting of Stockholders

Newport Beach, CA, July 19, 2019 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) today announced results of the adjourned 2019 Annual Meeting of the Company’s Stockholders (the “Adjourned Annual Meeting”), which was held at 9:00 a.m. on July 19, 2019 and at which time Proposals 5 and 7 were approved by stockholders.

On July 2, 2019, the Company announced that it adjourned the initial annual meeting held on July 2, 2019 with respect to Proposal 5 (to approve a reverse stock split of our common stock by a ratio of not less than one-for-5 and not more than one-for-40, with the exact ratio to be set by the board of directors) and Proposal 7 (to approve an amendment to our 2018 Stock Incentive Plan, which would, among other things, have increased the number of shares of our common stock that may be issued thereunder to a total of 7,000,000 shares), in each case for the limited purpose of allowing additional time for stockholders to vote on the proposal.

At the Adjourned Annual Meeting, Proposal 5 passed with more than 50% of the votes of all issued and outstanding shares of capital stock having been cast in its favor. The Board has not decided when to effectuate the reverse stock split nor has it determined what the ratio will be. Any Board action on the foregoing matters will depend on market conditions, specifically the market price of its common stock, and whether that market price is in compliance with the continued listing standards set forth in the NYSE American Company Guide. However, even if no reverse stock split is explicitly required to remain in compliance with the Company Guide, the Board may determine to implement it based on other factors.

While Proposal 7 did not, unlike Proposal 5, require approval of more than 50% of all outstanding shares of our capital stock for the proposal to be approved, it did require that more votes be cast for the proposal than votes cast against it. Approximately 50% of the votes were cast in favor of Proposal 7, whereas approximately 49% of such votes were cast against it.

“I appreciate the substantial stockholder support for both Proposal 5 and Proposal 7,” said Milton C. Ault, III, Chief Executive Officer of DPW.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies that hold global potential. Through its wholly owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and associated proxy card  (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was filed on June 7, 2019. The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD. The Proxy Statement and a form of proxy have been mailed to stockholders of the Company. Investors and stockholders can obtain a copy of the documents filed by the Company with the SEC, including the Proxy Statement, free of charge by visiting the SEC’s website, www.sec.gov.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the SEC including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235